Exhibit 99.1
SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS
•	Fourth quarter revenue grew 36% year-over-year

•	Fourth quarter non-GAAP operating margin was a record 31% leading to $0.13 EPS

•	Fourth quarter VoIP revenue grew 130% year-over-year to 40% of total revenue

•	2006 Revenue grew 34% year-over-year and non-GAAP operating income grew 91% year-over-year
BRIDGEWATER, N.J. — February 6, 2007 — Synchronoss Technologies, Inc. (Nasdaq: SNCR), the premier provider of on-demand transaction management software to Tier One communications service providers, today announced its operating results for the fourth quarter ended December 31, 2006.
Stephen G. Waldis, President and Chief Executive Officer of Synchronoss, stated, “Our fourth quarter results were in-line or better-than the updated guidance provided on January 9, 2007. The company generated strong top line growth of 36% in the fourth quarter, which was slightly ahead of our full year growth. In addition, the company’s gross and operating margins were at record levels in the fourth quarter.” Waldis added, “As we look to 2007, we believe that Synchronoss is positioned very well to benefit from the growing trend towards converged services, based on the strength of our technology, network integration skills and blue chip customer base across each key sector in the communication service provider market place. As a result of strong industry fundamentals and recent customer developments, we are increasingly excited about the business opportunities for Synchronoss in 2007 and beyond.”
For the fourth quarter of 2006, Synchronoss reported net revenue of $20.3 million, representing an increase of 36% on a year-over-year basis and 8% on a sequential basis. Gross profit for the fourth quarter of 2006 was $11.8 million, including the impact of fair value stock compensation expense, representing a related gross margin of 58%. Synchronoss reported income from operations, in accordance with generally accepted accounting principles (“GAAP”), of $6.1 million. This included $302,000 of non-cash, fair value stock-based compensation expense. GAAP net income was $4.0 million for the fourth quarter of 2006, leading to GAAP diluted earnings per share of $0.12.
Lawrence Irving, Chief Financial Officer and Treasurer, stated, “During the fourth quarter, the company’s gross margins were better-than-expected and at a record level due to several factors, including automation rates that were materially better than expected and new transaction types that did not occur as early as originally anticipated. New transactions typically require up front investments and therefore carry lower initial gross margins, and the company is currently making those investments in the current first quarter as these new transactions move toward production. We believe these investments are critical to our long-term success, and we believe they will be increasingly leveraged as 2007 proceeds.”
Non-GAAP gross profit for the fourth quarter of 2006 was $11.9 million, an increase of 70% on a year-over-year basis. The related gross margin for the fourth quarter of 2006 was 58%, an increase from 55% in the prior quarter and 47% in the fourth quarter of 2005. Non-GAAP income from operations, which excludes fair value stock-based compensation expense, was $6.4 million in the fourth quarter of 2006, representing growth of 154% on a year-over-year basis and a non-GAAP operating margin of 31%. Based on a 41.9% effective tax rate, non-GAAP net income was $4.2 million, leading to non-GAAP diluted earnings per share of $0.13.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Synchronoss had cash, cash equivalents, and marketable securities of $79.0 million at December 31, 2006, an increase of $6.0 million compared to the end of the prior quarter. The increase in cash was a result of strong cash generation in the quarter.

Other Highlights
•	Time Warner Cable selected Synchronoss Technologies for its Mobile Access launch, expanding the use of its ActivationNow® platform from VoIP only to VoIP and Mobile communication services.

•	Business outside of the Cingular relationship, which is primarily driven by customers targeting the voice-over-IP market, grew 118% on a year-over-year basis during the fourth quarter. As a percentage of the company’s total revenue, business outside of the Cingular relationship was 41% of total revenue, an increase from 25% in the fourth quarter of 2005.

•	Business related to Cingular Wireless grew 8% year-over-year and represented 59% of the company’s total revenue in the fourth quarter, a decrease from 75% in the fourth quarter of 2005 due to the rapid growth of the company’s voice-over-IP related business.

•	ActivationNow® platform surpassed $10 billion in customer lifetime revenues for its Wireless, VoIP, Cable, and Wireline clients.
Full Year 2006 Summary Financial Results
Revenues for the full year 2006 were $72.4 million, a 34% increase from $54.2 million in the prior year. Revenue from Cingular comprised 65% of total revenue in 2006, compared to 80% of total revenue in the prior year.
Synchronoss, in accordance with generally accepted accounting principles (“GAAP”), reported gross profit of $36.8 million or 51% of revenue. GAAP income from operations was $15.3 million and net income was $10.1 million for the full year 2006, leading to GAAP diluted earnings per share of $0.35.
Non-GAAP gross profit for 2006 was $37.1 million, an increase of 54% on a year-over-year basis. The related gross margin for the full year 2006 was 51%, an increase from 44% in 2005. Non-GAAP income from operations, which excludes fair value stock-based compensation expense, was $16.2 million for the full year 2006, representing growth of 91% on a year-over-year basis and a non-GAAP operating margin of 22%. Based on a 41.9% effective tax rate, full year 2006 non-GAAP net income was $10.7 million, leading to non-GAAP diluted earnings per share of $0.36.
Conference Call Details
In conjunction with this announcement, Synchronoss will host a conference call on February 6, 2007, at 4:30 p.m. (EST) to discuss the company’s financial results and outlook. To access this call, dial 866-362-4831 (domestic) or 617-597-5347 (international). The pass code for the call is 76421905. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.
A replay of this conference call will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 46032148. An archived web cast of this conference call will also be available on the “Investor Relations” page of the Company’s web site, www.synchronoss.com.
Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate, and earnings per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’s ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude fair value stock-based compensation expense for the three and twelve months ended December 31, 2006.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Synchronoss Technologies, Inc.
Synchronoss Technologies (Nasdaq: SNCR) is the premier provider of on-demand transaction management software to Tier One communications service providers. Synchronoss enables service providers to drive growth in new and existing markets while delivering an improved customer experience at lower costs. The company’s flagship ActivationNow® software platform automates, synchronizes and simplifies electronic service creation and management of advanced wireline, wireless and IP services across existing networks. Tier One Synchronoss clients include AT&T, Cablevision Systems Corporation, Cingular Wireless, Level 3 Communications, Time Warner Cable, Verizon Business Solutions, and Vonage. For more information, please visit www.synchronoss.com.
Forward-looking Statements
     This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Registration Statement on Form S-1 and the form of the prospectus contained therein, as amended, as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SYNCHRONOSS TECHNOLOGIES, INC.
BALANCE SHEETS
(in thousands, except per share data)

	December 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$73,905	$8,786
Investments in marketable securities	3,780	4,152
Accounts receivable, net of allowance for doubtful accounts of $171 and $221 at December 31, 2006 and 2005, respectively	16,917	13,092
Prepaid expenses and other assets	1,653	1,189
Deferred tax assets	312	4,024

Total current assets	96,567	31,243

Property and equipment, net	5,262	4,207
Investments in marketable securities	1,267	3,064
Deferred tax assets	1,643	620
Other assets	186	1,074

Total assets	$104,925	$40,208

Liabilities, redeemable convertible preferred stock and stockholders’ (deficiency) equity
Current liabilities:
Accounts payable	$728	$1,822
Accrued expenses ($0 and $577 was due to a related party at December 31, 2006 and 2005, respectively)	7,807	6,187
Short-term portion of equipment loan payable	666	667
Deferred revenues	451	793

Total current liabilities	9,652	9,469

Equipment loan payable, less current portion	—	666
Commitments and contingencies
Series A redeemable convertible preferred stock, $.0001 par value; No Series A shares issued or outstanding as of December 31, 2006; 13,103 shares authorized, 11,549 shares issued and outstanding at December 31, 2005 (aggregate liquidation preference of $66,985 at December 31, 2005)	—	33,493
Series 1 convertible preferred stock, $.0001 par value; 2,000 shares authorized, No Series 1 shares issued or outstanding as of December 31, 2006; 2,000 shares issued and outstanding at December 31, 2005 (aggregate liquidation preference of $12,000 at December 31, 2005)	—	1,444
Stockholders’ (deficiency) equity:
Common stock, $0.0001 par value; 100,000 and 30,000 shares authorized, 32,154 and 10,422 shares issued; 32,250 and 10,518 outstanding at December 31, 2006 and December 31, 2005, respectively	3	1
Treasury stock, at cost (96 shares at December 31, 2006 and December 31, 2005)	(19)	(19)
Additional paid-in capital	90,844	1,661
Deferred stock-based compensation	—	(702)
Accumulated other comprehensive loss	(6)	(114)
(Accumulated deficit) retained earnings	4,451	(5,691)

Total stockholders’ (deficiency) equity	95,273	(4,864)

Total liabilities and stockholders’ (deficiency) equity	$104,925	$40,208

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Net revenues	$20,331	$14,977	$72,406	$54,218
Costs and expenses:

Cost of services ($1,983 and $0 were purchased from a related party during the three months ended December 31, 2005 and 2006, respectively and $8,089 and $3,714 were purchased from a related party during the twelve months ended December 31, 2005 and 2006,	8,552	8,001	35,643	30,205
Research and development	1,967	1,670	7,726	5,689
Selling, general and administrative	2,859	2,153	10,474	7,544
Depreciation and amortization	878	645	3,267	2,305

Total costs and expenses	14,256	12,469	57,110	45,743

Income from operations	6,075	2,508	15,296	8,475
Interest and other income	912	95	2,256	258
Interest expense	(20)	(32)	(100)	(133)

Income before income tax expense	6,967	2,571	17,452	8,600
Income tax expense	(2,918)	3,829	(7,310)	3,829

Net income	4,049	6,400	10,142	12,429
Preferred stock accretion	—	—	—	(34)

Net income attributable to common stockholders	$4,049	$6,400	$10,142	$12,395

Net income attributable to common stockholders per common share
Basic	$0.13	$0.29	$0.37	$0.57

Diluted	$0.12	$0.26	$0.35	$0.50

Weighted-average common shares outstanding:
Basic	32,008	21,925	27,248	21,916

Diluted	32,610	24,901	29,196	24,921

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$101	N/A	$320	N/A
Research and development	48	N/A	152	N/A
Selling, general and administrative	153	N/A	399	N/A

Total fair value stock-based compensation expense	$302	N/A	$871	N/A

SYNCHRONOSS TECHNOLOGIES, INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$6,075	$2,508	$15,296	$8,475
Add: Fair value stock-based compensation	302	—	871	—

Non-GAAP income from operations	$6,377	$2,508	$16,167	$8,475

GAAP net income attributable to common stockholders	$4,049	$6,400	$10,142	$12,395
Add: Fair value stock-based compensation, net of tax	177	—	508	—

Non-GAAP net income	$4,226	$6,400	$10,650	$12,395

Diluted non-GAAP net income per share	$0.13	$0.26	$0.36	$0.50

Shares used in per share calculation	32,610	24,901	29,196	24,921

SYNCHRONOSS TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2006	2005	2004
	(Unaudited)
Operating activities:
Net income	$10,142	$12,429	$(7)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,267	2,305	2,127
Deferred income taxes	2,690	(4,644)	—
Provision for doubtful accounts	(10)	21	(123)
Stock-based compensation	1,075	120	—
Non-cash interest income	—	—	(30)
Changes in operating assets and liabilities:
Accounts receivable	(3,816)	(5,868)	(1,790)
Prepaid expenses and other current assets	(465)	(490)	(239)
Other assets	888	(853)	(109)
Accounts payable	(1,094)	823	(579)
Accrued expenses	2,197	3,842	(253)
Due to a related party	(577)	178	399
Deferred revenues	(342)	162	(1,044)

Net cash provided by operating activities	13,955	8,025	(1,648)

Investing activities:
Purchases of fixed assets	(4,322)	(2,414)	(3,282)
Employees’ repayment of notes	—	545	50
Purchases of marketable securities available for sale	(1,537)	(2,959)	—
Sale of marketable securities available for sale	3,814	2,848	1,396

Net cash used in investing activities	(2,045)	(1,980)	(1,836)

Financing activities:
Proceeds from issuance of common stock — related party	1,000	—	—
Proceeds from the exercise of stock options	110	4	—
Proceeds from initial public offering, net of offering costs	45,664	—	—
Proceeds from the exercise of over-allotment option , net of offering costs	7,102	—	—
Proceeds from equipment loan			2,000
Repayments of equipment loan	(667)	(667)	(42)

Net cash provided by (used in) financing activities	53,209	(663)	1,958

Net (decrease) increase in cash and cash equivalents	65,119	5,382	(1,526)
Cash and cash equivalents at beginning of year	8,786	3,404	4,930

Cash and cash equivalents at end of period	$73,905	$8,786	$3,404

Supplemental disclosures of cash flow information
Cash paid for interest	$100	$133	$39

Cash paid for income taxes	$3,902	$—	$—

Accretion of redeemable convertible preferred stock	$—	$34	$35

Conversion of redeemable convertible preferred stock	$34,936	$—	$—

Contacts:
Investor:
Tim Dolan
617-956-6727
investor@synchronoss.com
Media:
Stacie Hiras
908-547-1260
stacie.hiras@synchronoss.com
SOURCE: Synchronoss Technologies, Inc.